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                                                                 EXHIBIT 3.9(ii)



                             CERTIFICATE OF MERGER
                                      OF
                            MILTON CAN COMPANY, INC.
                            (a Delaware corporation)
                                 WITH AND INTO
                            MILTON ACQUISITION CORP.
                            (a Delaware corporation)

                      ***********************************
                       In accordance with Section 251 of
                          the General Corporation Law
                            of the State of Delaware
                      ***********************************



     Milton Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The name and the state of incorporation of each of the constituent corporations of the merger (the "Merger") are as follows:

                      Name                   State of Incorporation
                      ----                   ----------------------

            Milton Can Company, Inc.         Delaware

            Milton Acquisition Corp.         Delaware

     SECOND: An Agreement and Plan of Merger and Reorganization (the "Merger Agreement") between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the Surviving Corporation is Milton Acquisition Corp., which shall continue its existence as said Surviving Corporation under the name Milton Can Company, Inc. (the "Surviving Corporation").

     FOURTH: The Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Merger shall be the Certificate of Incorporation of Milton Acquisition Corp., except that Article One thereof shall be amended to read as set forth below, and said Certificate of Incorporation, as so amended, shall continue in full force and effect until further

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amended and changed in the manner prescribed by the provisions of the General
Corporation Law of the State of Delaware:

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Milton Can Company, Inc.

     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 580 Division Street, Elizabeth, New Jersey 07201.

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Surviving Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger the 28th day of May, 1996.


                                 MILTON ACQUISITION CORP.


                                 /S/ DAVID P. HAYFORD
                                 --------------------------------------
                                 Its:  Vice President

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